Exhibit 99.1

(1) On January 11, 2006, DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership (“Partners III”), DLJ Offshore Partners III-1, C.V., a Netherlands limited partnership (“Offshore Partners III-1”), DLJ Offshore Partners III-2, C.V., a Netherlands limited partnership (“Offshore Partners III-2”), DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership (“Offshore Partners III”), DLJ MB Partners III GmbH & Co. KG, a German limited partnership (“Partners III GmbH”), Millennium Partners II, L.P., a Delaware limited partnership (“Millennium”), MBP III Plan Investors, L.P., a Delaware limited partnership (“MBP III”) (collectively, the “DLJ Entities”) and Credit Suisse First Boston LLC (now known as Credit Suisse Securities (USA) LLC), a Delaware limited liability company (“CS Sec USA LLC”), entered into a Voting Trust Agreement with Wells Fargo Bank, N.A. (the “Trustee”) (the “Voting Trust Agreement”), pursuant to which, on February 21, 2006, the DLJ Entities deposited 7,309,291 shares of Common Stock (the “Trustee Shares”) into a trust created by the Voting Trust Agreement and gave the Trustee the exclusive right to vote the Trustee Shares. The number of shares of Common Stock deposited into the trust by each of the DLJ Entities is stated in the table below. The Trustee is the record holder of the Trustee Shares and the DLJ Entities hold trust certificates representing the Trustee Shares. While the Trustee has the exclusive right to vote the Trustee Shares, the DLJ Entities maintained and continue to have dispositive power over the Trustee Shares.

DLJ Entity	Shares of Common Stock Deposited
Partners III	5,790,563
Offshore Partners III-1	102,296
Offshore Partners III-2	72,875
Offshore Partners III	398,612
Partners III GmbH	48,339
Millennium	32,883
MBP III	863,723
Total	7,309,291

(2) Includes 8,642,630 shares of Common Stock owned directly by Partners III, 152,680 shares of Common Stock owned directly by Offshore Partners III-1, 108,768 shares of Common Stock owned directly by Offshore Partners III-2, 594,942 shares of Common Stock owned directly by Offshore Partners III, 72,147 shares of Common Stock owned directly by Partners III GmbH, 49,079 shares of Common Stock owned directly by Millennium and 1,289,138 shares of Common Stock owned directly by MBP III.

(3) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 5 is being filed by Credit Suisse (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), the Alternative Investments business (the “AI Business”) within the Asset Management division (the “Asset Management division”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking division (the “Private Banking division”) (the “Reporting Person”). The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070

Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of CS Hldgs USA Inc’s principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole member of CS Sec USA LLC, a registered broker-dealer that effects trades in many companies. CS USA Inc is the sole stockholder of Credit Suisse First Boston Private Equity, Inc., a Delaware corporation (“CSFBPE”). CSFBPE’s principal business is as a holding company of private equity businesses for the Bank. The address of the principal business and office of each of CS USA Inc, CS Sec USA LLC and CSFBPE is Eleven Madison Avenue, New York, New York 10010.

Each of the DLJ Entities makes investments for long-term appreciation. DLJ Merchant Banking III, Inc., a Delaware corporation (“MPIII Inc”), is (i) the Advisory General Partner of each of Offshore Partners III-1, Offshore Partners III-2 and Offshore Partners III, (ii) the Managing General Partner of each of Millennium and Partners III and (iii) an advisor to Partners III GmbH. In addition, DLJ Merchant Banking III, L.P., a Delaware limited partnership (“MBP III LP”), is the Associate General Partner of each of Offshore Partners III-1, Offshore Partners III-2, Offshore Partners III, Millennium and Partners III and is the Managing Limited Partner of Partners III GmbH. CSFBPE is the sole stockholder of MPIII Inc. The address of the principal business and office of each of Partners III, Millennium, MBP III, MPIII Inc, MBP III LP and Partners III GmbH is Eleven Madison Avenue, New York, New York 10010. The address of the principal business and office of each of Offshore Partners III-1, Offshore Partners III-2 and Offshore Partners III is John B. Gosiraweg 14, Willemstad, Curaçao, Netherlands Antilles.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products. The Bank is comprised of the Investment Banking division, the Asset Management division and the Private Banking division. The Investment Banking division provides financial advisory and capital raising services and sales and trading to institutional, corporate and government clients worldwide. The Asset Management division provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide and offers products across a broad range of investment classes, including alternative investments. The Private Banking division offers global private banking and corporate and retail banking services in Switzerland. CSG’s business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the AI Business) (the “Traditional AM Business”) and the Private Banking division (other than the U.S. PCS Business) (the “Non-U.S. PB Business”)) may beneficially own securities to which this Form 5 relates (the “Shares”) and such Shares are not reported in this Form 5. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of the Traditional AM Business and the Non-U.S. PB Business disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, the Traditional AM Business and the Non-U.S. PB Business.

On July 29, 2004, KKR 1996 Fund, L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Millennium Fund (Overseas), L.P., KKR Partners III, L.P., Series F and KKR European Fund, L.P. (collectively, the “Other Persons”), and the DLJ Entities, entered into that certain Stockholders Agreement, as amended by that certain Amendment to Stockholders Agreement and Waiver, dated as of January 27, 2006 (the “Stockholders Agreement”), with respect to the securities of the Issuer. Pursuant to the Stockholders Agreement, the DLJ Entities and the Other Persons have agreed that they will not act as a group with respect to the securities of the Issuer within the meaning of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Stockholders Agreement, neither the fact of this filing nor anything contained herein shall be deemed an admission by the Reporting Person that a group exists within the meaning of the Exchange Act. The Reporting Person disclaims beneficial ownership of the securities of the Issuer directly beneficially owned by any of the Other Persons.